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                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)     May 8, 2002


                         Fleet Credit Card Funding Trust
             (Exact name of registrant as specified in its charter)

                                on behalf of the

                        Fleet Credit Card Master Trust II

        United States                   333-73728-01             23-3101310
                                     and 333-73728-02
(State or Other Jurisdiction of  (Commission File Number)     (IRS Employer
       Incorporation)                                     Identification Number)

    300 North Wakefield Drive
       Suite: DE EH 60002 P
          Newark, Delaware                                         19702
(Address of Principal Executive Office)                          (Zip Code)

Registrant's telephone number, including area code (302) 266-5004

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)
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INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.           Not Applicable.

Item 2.           Not Applicable.

Item 3.           Not Applicable.

Item 4.           Not Applicable.

Item 5. On April 1, 2002, Fleet Credit Card Funding Trust and Fleet Bank (RI), National Association entered into Amendment No. 1 to the Receivables Purchase Agreement.

                  On April 1, 2002, Fleet Credit Card Funding Trust, as transferor, Fleet Bank (RI), National Association, as servicer and The Bank of New York, as trustee entered into Amendment No. 1 to the Amended and Restated Pooling and Servicing Agreement.

                  On May 8, 2002 the Fleet Credit Card Master Trust II issued its Class A Floating Rate Asset Backed Certificates and its Class B Floating Rate Asset Backed Certificates.

Item 6.           Not Applicable.

Item 7.           Financial Statements, Pro Forma Financial Information and
                  Exhibits.

                  Exhibits

                  4.1 Amendment Number 1 to the Receivables Purchase Agreement
                      dated as of April 1, 2002.

                  4.2 Amendment Number 1 to the Amended and Restated Pooling and
                      Servicing Agreement dated as of April 1, 2002.

                  4.3 Series 2002-A Supplement dated as of May 8, 2002.

Item 8.           Not Applicable.

Item 9.           Not Applicable.
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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   FLEET CREDIT CARD FUNDING TRUST
                                     On behalf of the Fleet Credit Card
                                     Master Trust II



                                   By:  /s/ Jeffrey A. Lipson
                                      ------------------------
                                   Name:  Jeffrey A. Lipson
                                   Title:   Vice President
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                                  EXHIBIT INDEX


Exhibit                    Description

4.1 Amendment Number 1 to the Receivables Purchase Agreement dated as of April 1, 2002.

4.2 Amendment Number 1 to the Amended and Restated Pooling and Servicing Agreement dated as of April 1, 2002.

4.3               Series 2002-A Supplement dated as of May 8, 2002.